STOCK/SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of May 31, 2024

BETWEEN:

Stephen Kok Koon Tan (also known as "Stephen Tan"), residing at 2779 Graveley Street, Vancouver, B.C. VSK 3J7.

(the "Vendor")

AND:

Summit Networks Inc., a Nevada-registered publicly-listed American company with a an address of principal executive offices of #3010-8888 Odlin Crescent, Richmond, B.C., V6X 3Z8, Canada.

(the "Purchaser")

AND:

1103001 B.C. Ltd. (dba St Mega Enterprises), with a registered and records office at #301 – 8495 Ontario Street, Vancouver, B.C., V5X 3E8, Canada.

(the "Company")

BACKGROUND

A. The Vendor is the registered and beneficial owner of all the issued and outstanding shares in the capital of 1103001 B.C. Ltd. (the "Company"), being 100 common shares, with a par value of $0.01 Canadian Dollars per share (the "Shares").

B. The Company carries on a designing, manufacturing, and installation of wood or lumber products such as cabinets and house construction business in British Columbia.

C. The Vendor, as the registered and beneficial owner of the Shares, has agreed to sell, and the Purchaser has agreed to purchase, the Shares, on the terms and conditions contained in this Agreement.

Terms of Agreement

In consideration of the premises and the covenants and agreements contained in this Agreement, the parties agree with each other as follows:

1. Interpretation

1.1 Definitions

In this Agreement:

(a) "Affiliate" has the meaning set out in the British Columbia Business Corporations Act;

(b) "Agreement" means this agreement and all amendments made hereto by written agreement between the Vendor and the Purchaser;

(c) "Business" means the designing, manufacturing, and installation of wood or lumber products such as cabinets and house construction business of the Company in British Columbia;

(d) "Business Corporations Act" means the British Columbia Business Corporations Act in effect as of the date of this Agreement;

(e) "Closing Date" means May 31, 2024 or such other date as may be mutually agreed upon in writing by the parties;

(f) "Contracts" includes any contracts that were exchanged during negotiations and accepted by the Purchaser from Vendor and all other contracts entered into by the Company in the ordinary course of business;

(g) "Financial Statements" means that any and all existing financial statements of the Company that was previously delivered by the Purchaser to the Vendor but also includes those financial statements intended to be in existence prior to April 8, 2024;

(h) "Leases" means any and all leases previously entered into by the Company with the landlord that was exchanged during negotiations and accepted by Purchaser and sent by Vendor. Vendor is responsible for engaging with Landlord for all Leases and executing all necessary documents with the Landlord in the event that the Landlord's consent is required pursuant to this Share Transfer Agreement and Vendor is responsible for providing proof of Landlord's acceptance and confirmation of acceptance of this Share Transfer Agreement and transaction from the Landlord, or as necessarily required by Purchaser from time to time;

(i) "Licences and Permits" means all licences as owned or held by the Company that was entered into with any other third parties;

(j) "Purchaser's Closing Certificate" means any instrument in the form that was executed and delivered by the Purchaser to the Vendor under section 9.1(e) or such forms or documents that are acceptable to both parties as constituting a Closing Certificate;

(k) "Time of Closing" means 5:00 pm on the Closing Date; and

(l) "Vendor's Closing Certificate" means that any instrument in the form that was executed and delivered by the Purchaser to the Vendor under section 8.1(f) or such forms or documents that are acceptable to both parties as constituting a Closing Certificate.

1.2 Headings

The division of this Agreement into Articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder", and similar expressions refer to this Agreement and not to any particular Article, section, or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and sections are to Articles and sections of this Agreement.

1.3 Extended Meanings

In this Agreement words importing the singular number only shall include the plural and vice versa, wordings importing the masculine gender shall include the feminine, and neutral genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations, and companies. The term "including" means "including without limiting the generality of the foregoing".

1.4 Accounting Standards

In this Agreement, "Accounting Standards" means the accounting standards that Chartered Professional Accountants Canada ("CPA Canada") has determined are applicable to the Company, based on the nature of the Company, and, if CPA Canada has determined that the Company may choose between two sets of standards, then it means the set of standards the Company has chosen to have apply to it.

1.5 Currency

Unless specifically expressed otherwise in United States Dollars ("USD"), all references to currency herein are to lawful money of Canada.

2. Schedules

The following schedules are attached to and incorporated in this Agreement collectively as one Agreement and further contain the parties' negotiated intentions to legally contract, other terms and conditions and the parties' respective obligations and are therefore both deemed to also be a part of this Agreement. In the event that there is any conflict between this Agreement with any of the attaching signed contracts, the attached terms of these contracts within Schedules A and B shall prevail over this Agreement. In the event there is a conflict of terms between the English version and Chinese version within these Schedule A and B contracts, the Chinese versions that shall be translated by a certified translator chosen by the Purchaser shall prevail. (the Parties shall thereafter affix any other necessary document or agreement and add to Section 2 Schedules as required):

Schedule A. April 8, 2024 M&A Contract; and
Schedule B. April 8, 2024 Merger and Acquisition Share Transaction Contract.

At or thereafter upon the execution of this Agreement or as of or after the Date of Closing, the following documents may also be attached to this Agreement as Schedules:

Schedule 1—Financial Statements (1.1(g), 4.2(b))
Schedule 2—Purchaser's Closing Certificate (1.1(j), 9.1(e))
Schedule 3—Vendor's Closing Certificate (1.1(l), 8.1(f))
Schedule 4—Notice of Articles and Articles of the Company (4.1(h))
Schedule 5—Non-arm's Length Property (4.2(p))
Schedule 6—Material Assets, Contracts, and Agreements (1.1(f), 4.3(a), 4.3(c), 4.4(a), 4.4(b), 4.5(c))
Schedule 7—Leases (1.1(h), 4.3(a), 4.3(d), 4.4(b))
Schedule 8—Employees (4.4(b), 4.4(d))
Schedule 9—Directors and Officers of the Company (4.4(e))
Schedule 10—Licences and Permits (1.1(i), 4.3(a), 4.4(a), 4.4(b), 4.5(i))

Schedule 11—Employment Contracts between the Company and various employees (if any) (8.1(c), 9.1(c))

3. Purchased Shares and Purchase Price

(a) Subject to the terms and conditions of this Agreement and based on the representations and warranties of the Vendor set forth in this Agreement, on the Closing Date the Vendor will sell, assign, and transfer to the Purchaser and the Purchaser will purchase from the Vendor all (but not less than all) of the Shares by issuing from its Treasury another 20,000,000 new shares at $0.13 USD per share, totaling $2,600,000 USD in equivalent value (for the purpose of this Agreement, hereinafter referred to as the "Purchase Price").

(b) The Purchase Price will be paid and satisfied as provided in section 10.3 and delivered by the Purchaser to the Vendor on the Closing Date against delivery to the Purchaser of a share certificate or certificates evidencing the Shares duly endorsed for transfer to the Purchaser.

4. Vendor's Representations and Warranties

In order to induce the Purchaser to enter into and consummate this Agreement, the Vendor represents and warrants to the Purchaser as follows:

4.1 Corporate and Share Representations

(a) The Company is a company duly incorporated, organized, and subsisting under the law of British Columbia, is not a reporting issuer, and is in good standing with respect to the filing of annual reports with the Office of the Registrar of Companies of British Columbia.

(b) The Company has the corporate power to own the assets owned by it and to carry on the Business.

(c) The authorized capital of the Company is 100 common shares with a par value of $0.01 CDN, of which the Shares are the only shares of the Company issued and outstanding.

(d) The Shares are validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company.

(e) The Vendor owns the Shares as legal and beneficial owner, free and clear of all liens, claims, charges, encumbrances, and any other rights of others.

(f) The Vendor has due and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and beneficial title to and ownership of the Shares to the Purchaser, free and clear of all liens, claims, charges, encumbrances, and any other rights of others.

(g) No person, firm, or corporation has any agreement or option or any right capable at any time of becoming an agreement to:

(i) purchase or otherwise acquire the Shares or any of the unissued shares in the capital of the Company; or

(ii) require the Vendor to sell, transfer, assign, pledge, charge, mortgage, or in any other way dispose of or encumber any of the Shares other than under this Agreement.

(h) The Notice of Articles and Articles of the Company are duly exchanged and satisfactory to the Purchaser and may be optionally attached in Schedule 4.

4.2 Financial and Tax Representations

(a) The Financial Statements are true and correct in every material respect and present fairly the assets, liabilities, and financial position of the Company as at April 8, 2024 or thereafter, including without limitation, all contingent liabilities and the results of its operations for the period set out in the financial statements, in accordance with the Accounting Standards applied on a consistent basis.

(b) There are no liabilities, contingent or otherwise, of the Company that are not disclosed or reflected in the Financial Statements except those incurred in the ordinary course of business and the Company has not guaranteed, or agreed to guarantee, any debt, liability, or other obligation of any person, firm, or corporation. There are no liabilities of any other party capable of creating a lien, claim, encumbrance, or charge on any of the assets of the Company. The Vendor is at all times responsible for ensuring that the above statement is true and must indemnity the Purchaser and Company or otherwise pay off any existing shareholder's loans of any kind that has ever been registered as being owed any sums of monies as a third party to this transaction and Agreement and this includes any other party other than the Vendor and Purchaser. Vendor must do so in a timely manner or otherwise within six months of execution of this Agreement.

(c) The Company is not indebted to the Vendor or any Affiliate, director, officer, or employee of the Company except as shown on the Financial Statements. Should the Company have any other parties' names existing on the Financial Statements, other than the Vendor's now replaced by the Purchaser, then Vendor is responsible for paying off every other party in a manner acceptable to the Company and the Purchaser such that the Company is no longer indebted to the Vendor or any Affiliate, director, officer, or employee of the Company.

(d) Neither the Vendor nor any Affiliate, officer, director, or employee of the Company is now indebted or under obligation to the Company on any account.

(e) Since April 8 2024, no dividend or other distribution on any shares in the capital of the Company has been made, declared, or authorized and the Company has neither purchased nor redeemed nor agreed to purchase or redeem any of the Shares.

(f) No payment of any kind has been made or authorized by the Company since April 8, 2024 to or on behalf of the Vendor or to or on behalf of officers, directors, or shareholders of the Company. Since March 31, 2024, the Company has not paid or agreed to pay any compensation, pension, bonus, share of profits, or other benefit to, or for the benefit of, any employee, director, or officer of the Company except in the ordinary course of business and has not increased or agreed to increase the compensation of any director, officer, or management employee.

(g) Since April 8, 2024:

(i) there has not been any material adverse change in the affairs, business, prospects, operations, or condition of the Company, financial or otherwise, or any damage, loss, or other material adverse change in circumstances affecting the affairs, business, prospects, operations, or condition of the Company, the Business or assets or its right or capacity to carry on business;

(ii) the Company has not waived or surrendered any right of material value;

(iii) the Company has not discharged or satisfied or paid any lien, claim, charge, encumbrance, or obligation or liability except in the ordinary course of business;

(iv) the Business has been carried on in the ordinary course; and

(v) no capital expenditures in excess of $5,000 CAD have been authorized or made.

(h) The Company is the owner with good and marketable title, free and clear of all liens, claims, charges, encumbrances, and any other rights of others, of all assets shown or reflected on the Financial Statements, except only such assets of the Company as have been disposed of in the usual and ordinary course of business since the date of the Financial Statements, and of all assets acquired by the Company since the date of the Financial Statements.

(i) All material transactions of the Company have been promptly and properly recorded or filed in or with its respective books and records. The minute books of the Company contain records of all the meetings and proceedings of shareholders and directors of the Company.

(j) All tax returns and reports of the Company required by law to be filed before the date of this Agreement have been filed and are true, complete, and correct. All taxes and other government charges have been paid or accrued and there will be no unpaid taxes or government charges in respect of the period ending

(k) The Company has been assessed for federal and provincial taxes for all years to and including the fiscal year ending Dec 31 2023 and has been assessed with respect to the applicable tax return for the year ended April 8 2024

(l) Adequate provision has been made for taxes payable for each current period for which tax returns are not yet required to be filed, and there are no waivers or other arrangements providing for an extension of time for the filing of any tax return, or payment of any tax, government charge, or deficiency, by the Company.

(m) The Company has made all elections required to be made under the Income Tax Act of Canada in connection with any distributions by the Company and all such elections were true and correct.

(n) The Vendor is not a non-resident of Canada (as defined in the Income Tax Act of Canada).

(o) Under the Income Tax Act of Canada, the Company has been since its incorporation and is now a Canadian-controlled private corporation.

(p) The Company has not before the date of this Agreement:

(i) acquired any asset from a person with whom it was not dealing at arm's length except as set out in Schedule 5; or

(ii) disposed of anything to a person with whom the Company was not dealing at arm's length for proceeds less than the fair market value.

4.3 Property Representations

(a) Except for the Leases described optionally in Schedule 7 and the licences and permits described or attached optionally in Schedule 10, the Company has good and marketable title to all its assets and in particular the assets described optionally in Schedule 6, subject to no mortgage, pledge, deed of trust, lien, claim, encumbrance, or charge and all of such assets are in good order and repair.

(b) Except for the Leases, the Company is not a party to any lease or agreement in the nature of a lease for real property, whether as lessor or lessee.

(c) All equipment optionally listed in Schedule 6, including machinery and trucks, was purchased new, since purchase has been maintained in a manner recommended by the manufacturers and installers, and is in good operating condition and in a state of good maintenance and repair.

(d) The Company has good leasehold title to the land and equipment held by it under the Leases, subject to no mortgage, pledge, deed of trust, lien, claim, encumbrance, or charge, has not made any default in the performance of the terms of the Leases that would entitle any of the lessors to terminate any of the Leases or would render the Company liable in damages, and has not assigned or encumbered any such Leases.

(e) The Vendor does not own any assets that are used by the Company or are necessary or useful in the conduct of the Business.

4.4 Contractual Representations

(a) The Contracts and the Licences and Permits are all in good standing and in full force and effect and the Vendor is not aware of any default by the Company or the other party to any of the Contracts or Licences and Permits.

(b) The Company does not have any pension plan, profit sharing plan, bonus plan, group insurance, or similar plan, or material contract, agreement, undertaking, or arrangement, whether oral, written, or implied, with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers, or others, except as set out in Schedules 6, 7, 8, and 10.

(c) The Company is not a party to any collective agreement with any labour union or other association of employees and no attempt has been made to organize or certify the employees of the Company as a bargaining unit.

(d) The employees of the Company and their current remuneration and terms of employment are described in Schedule 8.

(e) The directors and officers of the Company are set out in Schedule 9.

4.5 General Vendor Representations

(a) There is no basis for and there is no action, suit, judgment, investigation, or proceeding outstanding or pending or, to the knowledge of the Vendor, threatened against, or affecting the Company.

(b) The Company has kept the records required to be kept by the Business Corporations Act, and any other applicable corporate legislation, and such records, including a transparency register of significant individuals, are complete and accurate, and contain all minutes of all meetings and resolutions of directors and shareholders of the Company.

(c) The Company is not in breach of any law, ordinance, statute, regulation, bylaw, order, decree, covenant, restriction, plan, or permit to which it is subject or that applies to it, and the uses to which the assets of the Company have been put are not in breach of any law, ordinance, statute, regulation, bylaw, order, decree, covenant, restriction, plan, or permit, including those regulating the discharge of material into the environment and the storage, treatment, and disposal of waste or otherwise relating to the protection of the environment and the health and safety of persons. For greater certainty, the assets of the Company have not been used in a manner that does or will give rise to any obligation of restoration or removal or any liability for the costs of restoration or removal or for the payment of damages to any third party. Except as disclosed in Schedule 6, there are no underground storage tanks on any of the lands or leasehold properties that form part of the assets of the Company, nor is there located on them any toxic chemical, hazardous material, waste, or any noxious or dangerous substance that is designated a toxic or hazardous substance in applicable federal, provincial, or municipal law, bylaw, regulation, or ordinance relating to environmental matters, including asbestos, polychlorinated biphenyls (PCBs), urea formaldehyde, radon gas, or radioactive decay products of radon, whether or not they are so designated.

(d) The Company carries on business only in British Columbia and does not carry on business in any other province or territory of Canada nor in any other country.

(e) The Company has not experienced nor is it or the Vendor aware of any occurrence or event that has had, or might reasonably be expected to have, a materially adverse effect on the Business or the results of its operations.

(f) None of the making of this Agreement, the completion of the transactions contemplated by it, or the performance of or compliance with its terms will violate the Notice of Articles or Articles of the Company or any agreement to which the Vendor or the Company is a party, give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Company, or result in the creation or imposition of any lien, claim, encumbrance, charge, or restriction of any nature in favour of a third party upon or against the assets of the Company or the Shares or the violation of any law or regulation of Canada or of any province or territory of Canada, any municipal bylaw, regulation, or ordinance or any order or decree of any court or tribunal to which the Vendor or the Company is subject that could materially affect the Business or the

Company or prevent the due and valid transfer of the Shares as provided in this Agreement.

(g) The Company maintains such insurance against loss or damage to its assets and with respect to public liability as is reasonably prudent for a company such as the Company.

(h) The Company does not own, directly or indirectly, any shares or interests in any other company or firm.

(i) Schedule 10 may also contain all licences and permits (including operating authorities) required for carrying on the Business in the manner in which it has heretofore been carried on.

5. Purchaser's Representations and Warranties

5.1 The Purchaser represents and warrants that:

(a) the Purchaser is a company duly incorporated, organized, and subsisting under the law of Nevada, United States of America, and is a publicly listed company with the OTC Markets or OTCQB Markets (listed as SNTW on the OTC Markets), and is in good standing with respect to the filing of the equivalent of annual reports with the Office of the Registrar of Companies of the State of Nevada.

(b) none of the making of this Agreement, the completion of the transactions contemplated by it, or the performance of or compliance with its terms will violate the Notice of Articles or Articles of the Purchaser or any agreement to which the Purchaser is a party, or result in the creation or imposition of any lien, claim, charge, encumbrance, or restriction of any nature in favour of a third party upon or against the assets of the Company or the Shares or the violation of any law or regulation of Canada or United States of America or of any province or territory of Canada or State in United States of America, any municipal bylaw, regulation, or ordinance or any order or decree of any court or tribunal to which the Purchaser is subject that could prevent the due and valid transfer of the Shares as provided in this Agreement; and

(c) the Purchaser is a non-Canadian entity as that term is defined in the Investment Canada Act.

5.2 The Purchaser has due and sufficient right, power, and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to perform its obligations under this Agreement.

6. Vendor's Covenants

The Vendor covenants and agrees with the Purchaser as follows:

6.1 Consents

Both before and after the Closing Date, the Vendor will use all reasonable efforts to assist the Purchaser in obtaining from all appropriate federal, provincial, state, municipal, and other

governmental or administrative bodies and all other persons all such approvals and consents in form and terms satisfactory to counsel for the Purchaser as are necessary or required in order to permit the sale, transfer, and assignment of all of the right, title, and interest of the Vendor in and to the Shares to the Purchaser.

6.2 Possession

At or before the Time of Closing, the Vendor will deliver to the Purchaser possession of all books, records, book accounts, lists of suppliers, and customers of the Company, and all other documents, files, records, and other data, financial or otherwise, relating to the Business and the assets of the Company. The Parties may also by private agreement agree that the Vendor may deliver various non-material documents not listed in any Schedules as attached, files, records, or other data, financial or otherwise, after the Time of Closing to form a part of the Agreement and shall be presumed to have been added at or before the Time of Closing.

6.3 Books and Records

At any time up to the Closing Date or thereafter, the Vendor will permit the Purchaser, and its auditors, solicitors, and other authorized persons, to make such investigation of the assets of the Company and of its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such assets and other matters and to have full access to the Business premises and to all records, documents, and other information related to the Business and the Company, including all working papers (internal and external) and details of accounts and inventories prepared, obtained, or used in connection with the preparation of the Financial Statements.

6.4 Interim Management—Positive Covenants

From the date of this Agreement to the Closing Date, the Vendor will cause the Company to:

(a) carry on the Business in the ordinary course, in a prudent, businesslike, and efficient manner and substantially in accordance with the procedures and practices in effect on April 8, 2024;

(b) maintain insurance on the assets of the Company as they are insured on the date of this Agreement;

(c) use all reasonable efforts to preserve and maintain the goodwill of the Business; and

(d) do all necessary repairs and maintenance to the assets of the Company and take reasonable care to protect and safeguard those assets.

6.5 Interim Management—Negative Covenants

From the date of this Agreement to the Closing Date, the Vendor will not permit the Company, without the prior consent in writing of the Purchaser, to:

(a) purchase or sell, consume, or otherwise dispose of any of its assets except in the ordinary course of business;

(b) enter into any contract or assume or incur any liability except in the ordinary course of business and that is not material;

(c) settle any account receivable of a material nature at less than face value net of the reserve for that account;

(d) waive or surrender any material right;

(e) discharge, satisfy, or pay any mortgage, pledge, deed of trust, lien, claim, encumbrance, charge, obligation, or liability except in the ordinary course of business;

(f) make any capital expenditure or commitment for any capital expenditure;

(g) declare dividends or repay any shareholder loans;

(h) increase the wages or remuneration payable to any person, other than in the ordinary course of business; or

(i) declare any bonuses payable to any person, other than in the ordinary course of business.

7. Purchaser's Covenant

7.1 The Purchaser will maintain in safekeeping for ten years following the Closing Date all financial records of the Company that are in the possession of the Company on the Closing Date and that relate to the Business before the Closing Date and will allow the Vendor access thereto if the Purchaser makes any claim against the Vendor relating to section 4.2 of this Agreement, if the Vendor is investigated or audited by a taxation or other authority, or for any other bona fide business purpose that is not adverse to the interests of the Company, as determined by the Purchaser acting reasonably.

8. Purchaser's Conditions of Closing

8.1 The obligations of the Purchaser under this Agreement are subject to the following conditions for the exclusive benefit of the Purchaser being fulfilled at the Time of Closing, waived by the Purchaser at or before the Time of Closing, or agreed by the Vendor and the Purchaser to be indemnified for by the Vendor:

(a) the representations and warranties of the Vendor contained in this Agreement will be true and correct on and as of the Closing Date;

(b) the Vendor will have complied with all terms, covenants, and agreements in this Agreement agreed to be performed or caused to be performed by it on or before the Closing Date;

(c) the Company will have entered into employment contracts that is either already disclosed to the Purchaser prior to the Time of Closing or may be furthermore disclosed to the Purchaser as at Time of Closing or thereafter; Vendor is responsible to create a list as Schedule 11 with employees names, contact information, and contractual agreements attached within Schedule 11.

(d) no material loss or destruction of or damage to any of the assets of the Company will have occurred between the date of this Agreement and the Time of Closing;

(e) no action or proceeding against the Company or the Vendor will be pending or threatened by any person, company, firm, governmental authority, regulatory body, or agency to enjoin or prohibit:

(i) the purchase and sale of the Shares contemplated by this Agreement or the right of the Purchaser to own the Shares; or

(ii) the right of the Company to conduct its operations and carry on the Business in the ordinary course as the Business and its operations have been carried on in the past;

(f) the Vendor will tender to the Purchaser a Vendor's Closing Certificate substantially in the form of Schedule 3 signed by the Vendor certifying the truth and correctness at the closing of the representations and warranties of the Vendor contained in Article 4, the performance of all covenants and agreements of the Vendor, and that the condition described in subsection 8.1(e) does not exist as at the Closing Date;

(g) all directors and officers of the Company specified by the Purchaser will resign;

(h) the Vendor and all directors, officers, and other shareholders of the Company will have executed releases by the Company, in a form satisfactory to the Purchaser, from any and all possible claims against the Company arising from any act, matter, or thing arising at or before the Time of Closing; and

(i) all necessary steps and proceedings will have been taken to permit the Shares to be duly and regularly transferred to and registered in the name of the Purchaser.

8.2 If any of the conditions in section 8.1 are not fulfilled or waived or indemnified for as contemplated in section 8.1, the Purchaser on the Closing Date may rescind this Agreement by notice in writing to the Vendor. In such event, the Purchaser shall be released from all obligations under this Agreement, and the Vendor will also be released unless the Vendor was reasonably capable of causing such condition or conditions to be fulfilled or the Vendor has breached any of its representations, warranties, covenants, or agreements in this Agreement.

8.3 The conditions in section 8.1 may be waived in whole or in part by the Purchaser without prejudice to any right of rescission or any other right in the event of the non-fulfillment of any other condition or conditions. A waiver will be binding only if it is in writing.

8.4 The Vendor will deliver to the Purchaser at the Time of Closing an opinion of the Vendor's counsel, addressed to the Purchaser, in form satisfactory to Purchaser's counsel, that:

(a) the Company is duly incorporated, organized, and validly existing under the law of the province of British Columbia and is in good standing with respect to the filing of annual reports with the Office of the Registrar of Companies of British Columbia;

(b) the number of authorized and issued shares in the capital of the Company is as warranted by the Vendor and the Shares are duly authorized, validly issued, and outstanding as fully paid and non-assessable; and

(c) all necessary steps and corporate proceedings have been taken to permit the Shares to be duly and validly transferred to and registered in the name of the Purchaser.

9. Vendor's Conditions of Closing

9.1 The obligations of the Vendor under this Agreement are subject to the following conditions for the exclusive benefit of the Vendor being fulfilled at the Time of Closing, waived by the Vendor at or before the Time of Closing:

(a) the representations and warranties of the Purchaser contained in the Agreement will be true and correct on and as of the Closing Date;

(b) the Purchaser will have complied with all terms, covenants, and agreements in this Agreement agreed to be performed or caused to be performed by it on or before the Closing Date;

(c) the Company will have entered into employment contracts with employees of the Company substantially in the form of Schedule 11 of this Agreement;

(d) no action or proceeding against the Purchaser will be pending or threatened by any person, company, firm, governmental authority, regulatory body, or agency to enjoin or prohibit:

(i) the purchase and sale of the Shares contemplated by this Agreement or the right of the Purchaser to own the Shares; or

(ii) the right of the Company to conduct its operations and carry on the Business in the ordinary course as the Business and its operations have been carried on in the past; and

9.2 The conditions in section 9.1 may be waived in whole or in part by the Vendor without prejudice to any right of rescission or any other right in the event of non-fulfillment of any other condition or conditions. A waiver will be binding only if it is in writing.

10. Closing

10.1 Closing Location

Unless otherwise agreed to by the parties in writing, the closing of the purchase and sale and the other transactions contemplated by this Agreement (the "Closing") will take place by way of exchange of documents, at or before 5:00 pm on the Closing Date, or such earlier or later date as the parties may agree to in writing. All documents may be delivered electronically, other than payments, share certificates, powers of attorney, and other similar documentation, and, all documents deliverable at closing in accordance with this Agreement shall be tabled and held in escrow until all deliveries are completed, and until all parties have agreed to release the documents and terminate the escrow.

10.2 Vendor's Closing Documents

At the Closing, the Vendor will tender to the Purchaser, if still requested by the Purchaser solely for the Purchaser's benefit and Purchaser may defer or waive any thereof:

(a) resignations in writing of all directors and officers of the Company specified by the Purchaser, if any;

(b) releases from each director, officer, and shareholder of the Company, releasing the Company from any and all possible claims against the Company arising from any act, matter, or thing arising at or before the Time of Closing;

(c) certified copies of resolutions of the directors of the Company in form satisfactory to the Purchaser, acting reasonably, authorizing the transfer of the Shares to and registration of the Shares in the name of the Purchaser and issue of new share certificates representing the Shares in the name of the Purchaser;

(d) share certificates in the name of the Vendor representing the Shares duly endorsed for transfer and duly executed share certificates representing the Shares in the name of the Purchaser;

(e) the central securities register of the Company recording that the Purchaser is the holder of all issued and outstanding shares of the Company;

(f) an opinion in the form described in section 8.4;

(g) all corporate records and books of account of the Company including minute books, the central securities register, and annual reports, and a certificate of good standing; and

(h) every common seal of the Company.

10.3 Purchaser's Closing Documents

At the Closing, the Purchaser will tender to the Vendor:

(a) a certified copy of a resolution of the directors of the Purchaser in form satisfactory to the Vendor, acting reasonably, authorizing the execution and delivery of this Agreement and the purchase of the Shares; and

10.4 Notice of Disclosure of Personal Information

Immediately following Closing, the Purchaser shall notify the employees, customers, directors, officers, and shareholders whose Personal Information was disclosed by the Vendor to the Purchaser in contemplation of the transactions referred to in this Agreement that the transactions have taken place and that Personal Information about them has been disclosed to the Purchaser.

11. General

11.1 Reliance

The Vendor acknowledges and agrees that the Purchaser has entered into this Agreement relying on the representations, warranties, covenants, and agreements, and other terms and conditions of this Agreement, and that no information that is now known, may become known, or could upon investigation have become known to the Purchaser or any of its present or future officers, directors,

or professional advisors in any way limits or extinguishes any rights the Purchaser may have against the Vendor, including without limitation, any right to indemnity under section 11.3 of this Agreement.

11.2 Survival of Vendor's Representations

The representations, warranties, covenants, and agreements of the Vendor contained in this Agreement and in any document or certificate given under this Agreement will survive the closing of the transactions contemplated by this Agreement and remain in full force and effect for a period of 12 months from the Closing Date for all matters except:

(a) the representations, warranties, covenants, and agreements of the Vendor with respect to income tax liability or other tax matters set out under subsections 4.2(j), 4.2(k), 4.2(l), 4.2(m), 4.2(n), 4.2(o), and 4.2(p), which will survive the Closing Date and remain in full force and effect for 12 months from the later of the date of mailing of a notice of original assessment by the Minister of National Revenue and the date of mailing of a notification from the Minister of National Revenue that no tax is payable by the Company for the fiscal year of the Company ending on the Closing Date;

(b) the representations, warranties, covenants, and agreements of the Vendor with respect to due issue of the Shares and title to the Shares and the absence of any encumbrance affecting such title set out under subsections 4.1(c), 4.1(d), 4.1(e), 4.1(f), and 4.1(g), which will survive the Closing Date and continue in full force and effect indefinitely; and

(c) a claim for breach of any of the representations and warranties by the Vendor in or pursuant to this Agreement involving fraud or fraudulent misrepresentation on the part of the Vendor, that may be made against the Vendor at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

11.3 Indemnification by the Vendor

The Vendor covenants and agrees to indemnify and save harmless the Purchaser from any loss, damage, liability, cost, and expense (including without limitation any tax liability) suffered by the Purchaser directly or indirectly as a result of or arising out of any breach of representation, warranty, covenant, or agreement of the Vendor contained in this Agreement, the Vendor's Closing Certificate, or any document or certificate delivered under this Agreement.

11.4 Survival of Purchaser's Representations

The representations, warranties, covenants, and agreements of the Purchaser contained in this Agreement and in any document or certificate given under this Agreement survive the closing of the transactions contemplated by this Agreement and remain in full force and effect notwithstanding any waiver by the Vendor unless such waiver was made after notice in writing by the Purchaser to the Vendor setting forth the breach.

11.5 Indemnification by the Purchaser

The Purchaser covenants and agrees to indemnify and save harmless the Vendor from any loss, damage, liability, cost, and expense (including without limitation any tax liability) suffered by the Vendor directly or indirectly as a result of or arising out of any breach of representation, warranty,

covenant, or agreement of the Purchaser contained in this Agreement, the Purchaser's Closing Certificate, or any document or certificate delivered under this Agreement.

11.6 Public Announcements

No public announcement, disclosure, or press release concerning this Agreement or the transactions contemplated herein may be made by a party without the prior written consent of the other party, not to be unreasonably withheld or delayed, unless otherwise required by law.

11.7 Commissions, Legal Fees

Each of the parties will bear the fees and disbursements of the respective lawyers, accountants, and consultants engaged by them respectively in connection with this Agreement and will not cause or permit any such fees or disbursements to be charged to the Company before the Closing Date.

11.8 Notices

Any demand, notice, or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery, (by registered mail) or by electronic means of communication addressed to the recipient as follows:

To the Vendor: 2779 Graveley Street, Vancouver, B.C. VSK 3J7

Email: allacabinetz@yahoo.com

Attention: Stephen Tan

To the Purchaser: Summit Networks Inc., with a Canadian office address of #3010-8888 Odlin Crescent, Richmond, B.C., V6X 3Z8, Canada.

Email: sntwus@gmail.com

Attention: Summit Networks Inc.

or to such other street address, individual or electronic communication number, or address as may be designated by notice given by either party to the other. Any demand, notice, or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, (if given by registered mail, on the 5th business day following the deposit thereof in the mail and), if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the business day during which such normal business hours next occur if not given during such hours on any day. (If the party giving any demand, notice, or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice, or other communication may not be mailed but must be given by personal delivery or by electronic communication.)

11.9 Time of Essence

Time is of the essence of this Agreement.

11.10 Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof, and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

11.11 Further Assurances

Each of the parties will execute and deliver such further documents and instruments and do such acts and things as may, before or after the Closing Date, be reasonably required by another party to carry out the intent and meaning of this Agreement.

11.12 Proper Law

This Agreement will be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of British Columbia.

11.13 Entire Agreement

This Agreement contains the whole agreement between the Vendor and Purchaser pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions between the parties and there are no representations, warranties, covenants, conditions, or other terms other than expressly contained in this Agreement.

11.14 Assignment

This Agreement may not be assigned by any party without the prior written consent of the other party, which consent may be arbitrarily withheld.

11.15 Benefit and Binding Nature of the Agreement

This Agreement enures to the benefit of and is binding upon the parties and their respective successors and permitted assigns.

11.16 Amendments and Waiver

No modification of or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by both of the parties and no waiver of any breach of any term or provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same, and unless otherwise provided, will be limited to the specific breach waived.

11.17 Counterparts and Delivery

This Agreement may be executed in counterparts and such counterparts together shall constitute a single instrument. Delivery of an executed counterpart of this Agreement by electronic means, including by facsimile transmission or by electronic delivery in portable document format (".pdf"), whether containing signatures by hand of the signatory or computer or machine-generated signatures, shall be equally effective as delivery of a manually executed counterpart hereof, and will constitute delivery of an original document.

11.18 Independent Legal Advice

In executing this Agreement and prior to the Date of Closing, the Parties each acknowledge having obtained independent legal advice from their respective solicitor and have been given the opportunity to obtain independent legal advice or otherwise having declined seeking independent legal advice despite having been given the opportunity to do so, and being advised to do so by one another with respect to the terms of this Agreement prior to its execution and each of the Parties further acknowledges and agrees that each of them understands the terms, and its rights and obligations under this Agreement.

AS EVIDENCE OF THEIR AGREEMENT the parties have executed this Agreement as of the date and year first above written.

SIGNED, SEALED AND DELIVERED in the presence of:	)	
[redacted]	)	[redacted]
WITNESS Shijian Zheng	)	Vendor: Stephen Kok Koon Tan (also known as "Stephen Tan")

Company: 1103001 B.C. Ltd. (dba St Mega Enterprises)

Per: [redacted] c/s

Name: Stephen Kok Koon Tan (also known as "Stephen Tan")

Title: Director

I have the authority to bind the Corporation.

Purchaser: SUMMIT NETWORKS INC.

Per: [redacted] c/s

Name: Shuhua Liu

Title: Director

I have the authority to bind the Corporation.

Per: [redacted] c/s

Name: Xian Nan Zheng (also known as Delia Zheng)

Title: Director

I have the authority to bind the Corporation.